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Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Tax-Exempt Income Series, Inc.:
     RiverSource Tax-Exempt High Income Fund


We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the
Registration Statement.


                                                          /s/ KPMG LLP
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                                                              KPMG LLP



Minneapolis, Minnesota
January 26, 2007